EXHIBIT NO. 23.2


             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of New England Community Bancorp, Inc. of our reports dated January 23, 1998, except for Note 15, as to which the date is March 19, 1998, included in Bank of South Windsor's Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.



                                          /s/ Arthur Andersen LLP




Hartford, Connecticut
December 29, 1998